Exhibit 10.3

FOUNDATION HEALTHCARE, INC. (the “Company”)

2014 BONUS INCENTIVE PLAN

FOR EXECUTIVE OFFICERS

PURSUANT TO THE 2008 LONG-TERM INCENTIVE PLAN

The purpose of the 2014 Incentive Plan for Executive Officers (the “Plan”) sets forth performance-oriented incentive awards to motivate our executive officers and reward them for superior managerial performance and profitable growth of the Company for fiscal year 2014.

For purposes of this Plan:

“actual EBITDA” will be calculated by the Compensation Committee (subject to consultation with the Audit Committee as necessary) after completion of the Company’s annual audited financial statements have been approval by the Audit Committee.

“EBITDA” means earnings before interest, income tax, depreciation, amortization and non-cash stock compensation expense for a fiscal year ending December 31.

“EBITDA Target” has the meaning set forth on Exhibit A hereto. The Compensation Committee may revise such amount to account for any acquisitions consummated or costs incurred by the Company for acquisitions not yet consummated, in each case for amounts not considered in the original budget approved by the Board.

“LTIP” means the Company’s 2008 Long-Term Incentive Plan, as it may be amended from time to time.

“Participants” means the Chairman, the Chief Executive Officer, the Advisor to the Chairman and such other executive officers as the Compensation Committee may determine in its sole discretion.

Upon completion of the audit of the financial statements for 2014, the Compensation Committee shall meet and consider whether any of the performance targets below have been met, and if so, to certify such fact. Any incentive bonus payable under this Plan, less any applicable tax withholdings, shall be paid within 60 days of the Committee’s certification that the performance targets have been met. Payment of bonuses shall be made in cash, shares of the Company’s common stock or a combination of both as determined by the Compensation Committee, in its sole discretion. Payments of bonuses in cash is subject to the Company’s liquidity and cash needs as determined by the Compensation Committee and the Board of Directors, in their sole discretion.

All decisions or interpretations of this Plan shall be made by the Compensation Committee in its sole discretion and shall be binding on the Company, and the Participants.

The name of each Participant and the aggregate bonus opportunity for each Participant is set forth on Exhibit A hereto.

In the event of an executive’s separation from service with the Company for any reason prior to December 31, 2014, any incentive bonus earned under this Plan shall be automatically forfeited without further action and without payment of consideration therefore.

The Compensation Committee may add additional Participants by resolution designating such individual as a Participant under this Plan and stating the bonus opportunity for such Participant on Exhibit A hereto.

2014 Annual Incentive Bonus Targets

The Participants shall each be entitled to an incentive bonus based on the achievement of certain performance targets for the Company, as set forth below, during fiscal year 2014 (January 1, 2014 through December 31, 2014).

A.	Achieve 2014 EBITDA equal to or greater than EBITDA Target [50% weighting]

B.	Satisfactory refinancing of the company’s debt into a long-term facility with [*********] or another institution [12.5% weighting]

C.	Creation and adherence to a 3-5 year strategic and operating plan [12.5% weighting]

D.	Staffing stability, including hiring of permanent CFO [12.5% weighting]

E.	Average overall patient satisfaction for 2014 equals or exceeds 95% for the Company’s hospitals, ASCs and other healthcare facilities, as consistently determined and as presented in periodic clinical updates to Board [12.5% weighting]

Note: For performance target A above,

•	if actual EBITDA is equal to or greater than the EBITDA Target, then 100% of such target is earned;

•	if actual EBITDA is equal to or great than 90% of EBITDA Target, then 50% of such target is earned; and

•	if actual EBITDA is less than 90% of EBITDA Target, no target is earned.

For example, if an individual’s bonus opportunity was $100,000 and targets B through D above were not achieved and actual EBITDA was 95% of EBITDA Target, then such individual would earn a bonus of $25,000. Target A is calculated at 50% of bonus weighting and earned at 50%.